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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 and Prospectus of National Equipment Services, Inc., of our report dated July 17, 1998 on the balance sheets of Shaughnessy Crane Service, Inc. as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997 and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




/s/ Wolf & Company, P.C.

Boston, Massachusetts
February 1, 1999